UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2007

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 13, 2007, Ferro Corporation entered into a settlement agreement with the U.S. Securities and Exchange Commission ("SEC") related to previously disclosed inappropriate accounting entries in Ferro’s Polymer Additives business, which were discovered in 2004. As part of the settlement and without admitting or denying any wrongdoing, Ferro has agreed to the entry of an administrative order by the SEC. The order directs Ferro to cease and desist from committing or causing violations of certain of the reporting provisions of Federal securities laws and related SEC rules. The SEC’s order contains no finding of securities fraud or violation of any antifraud provision of Federal securities laws or related SEC rules. Ferro was not required to pay any monetary penalty or fine in connection with the resolution of this matter.

In addition, on September 14, 2007, plaintiffs in the previously disclosed consolidated securities class action lawsuit against Ferro and certain former officers of Ferro filed a voluntary dismissal with prejudice of their appeal of an earlier decision by the United States District Court for the Northern District of Ohio. The District Court's June 2007 decision dismissed the plaintiff's complaint that had alleged certain violations of Federal securities laws related to the inappropriate accounting entries in Ferro's Polymer Additives business, which were discovered in 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

September 14, 2007	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer